Burke & Herbert Financial Services Corp. Announces Third Quarter 2024 Results and Increases Common Stock Dividend

For Immediate Release
October 25, 2024

Alexandria, VA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) reported financial results for the quarter ended September 30, 2024. In addition, at its meeting on October 24, 2024, the board of directors declared a $0.55 per share regular cash dividend to be paid on December 2, 2024, to shareholders of record as of the close of business on November 15, 2024, representing a 3.8% increase from the prior quarter dividend.

Q3 2024 Highlights

•Financial results reflect a full quarter following the May 3, 2024 completion of the merger of Summit Financial Group, Inc. ("Summit"), with and into Burke & Herbert and the merger of Summit Community Bank, Inc., with and into Burke & Herbert Bank & Trust Company.

•Net income applicable to common shares of $27.4 million; adjusted (non-GAAP1) operating net income applicable to common shares of $29.8 million.

•Earnings per diluted common share (“EPS”) of $1.82; adjusted (non-GAAP1) diluted EPS of $1.98.

•Net interest income for the quarter was $73.2 million; net interest income on a fully taxable equivalent basis (non-GAAP1) for the quarter was $74.0 million.

•Net interest margin on a fully taxable equivalent basis (non-GAAP1) for the quarter was 4.07%.

•Non-interest expense for the quarter was $50.8 million; adjusted (non-GAAP1) non-interest expense for the quarter was $47.7 million.

•The balance sheet remains strong with ample liquidity. Total liquidity, including all available borrowing capacity with cash and cash equivalents, totaled $2.6 billion at the end of the third quarter.

•Ending total gross loans of $5.6 billion and ending total deposits of $6.6 billion; ending loan-to-deposit ratio of 84.4%.

•Asset quality remains stable across the loan portfolio with adequate reserves.

•The Company continues to be well-capitalized, ending the quarter with 11.3%2 Common Equity Tier 1 capital to risk-weighted assets, 14.3%2 Total risk-based capital to risk-weighted assets, and a leverage ratio of 9.6%2.

From David P. Boyle, Company Chair and Chief Executive Officer

"Our results for the third quarter and the increase in the dividend demonstrate the financial benefits of the merger with Summit and are in line with our expectations. In addition, the team is working diligently toward the planned systems integration in the fourth quarter, which should lead to additional efficiencies and position us to deliver even greater value for our shareholders.”

(1) Non-GAAP financial measures referenced in this release are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. Reconciliations of non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the non-GAAP reconciliation tables in this release. Non-GAAP measures should not be used as a substitute for the closest comparable GAAP measurements.
(2) September 30, 2024 are estimated.

Results of Operations

Third Quarter 2024

The Company reported third quarter 2024 net income applicable to common shares of $27.4 million, or $1.82 per diluted common share.

Included in the third quarter were pre-tax charges of $3.1 million of expenses related to the merger with Summit. Excluding these items from the current quarter on a tax effected basis, adjusted (non-GAAP1) operating net income was $29.8 million, or $1.98 per diluted share.

•Period-end average total gross loans were $5.6 billion at September 30, 2024, up from $4.5 billion at June 30, 2024, primarily due to results that reflect a full quarter after the merger completion.

•Period-end average total deposits were $6.6 billion at September 30, 2024, up from $5.4 billion at June 30, 2024, primarily due to results that reflect a full quarter after the merger completion.

•Net interest income increased to $73.2 million in the third quarter of 2024 compared to $59.8 million in the second quarter of 2024, primarily due to results that reflect a full quarter of combined income after the merger completion.

•Net interest margin on a fully taxable equivalent basis (non-GAAP1) increased to 4.07% versus 4.06% in the second quarter of 2024.

•Accretion income on loans during the quarter was $15.4 million and the amortization expense impact on interest expense was $3.8 million, or 16.0 bps of net interest margin in the third quarter of 2024.

•The cost of total deposits was 2.38% in the third quarter of 2024, compared to 2.25% in the second quarter of 2024.

•The Company recorded a provision expense on loans in the third quarter of 2024 of $85.0 thousand, reflecting relatively stable asset quality.

•The allowance for credit losses at September 30, 2024, was $67.8 million, or 1.2% of total loans.

•Total non-interest income for the third quarter of 2024 was $10.6 million, an increase of $1.1 million from the second quarter of 2024, primarily due to results that reflect a full quarter of combined income after the merger completion.

•Non-interest expense for the third quarter of 2024 was $50.8 million and included $3.1 million of merger-related charges.

Regulatory capital ratios2

The Company continues to be well-capitalized with capital ratios that are above regulatory requirements. As of September 30, 2024, our Common Equity Tier 1 capital to risk-weighted asset and Total risk-based capital to risk-weighted asset ratios were 11.3%2 and 14.3%2, respectively, and significantly above the well-capitalized requirements of 6.5% and 10%, respectively. The leverage ratio was 9.6%2 compared to a 5% level to be considered well-capitalized.

Burke & Herbert Bank & Trust Company (“the Bank”), the Company’s wholly-owned bank subsidiary, also continues to be well-capitalized with capital ratios that are above regulatory requirements. As of September 30, 2024, the Bank’s Common Equity Tier 1 capital to risk-weighted asset and Total risk-

based capital to risk-weighted asset ratios were 13.0%2 and 14.1%2, respectively, and significantly above the well-capitalized requirements. In addition, the Bank’s leverage ratio of 10.6%2 is considered to be well-capitalized.

For more information about the Company’s financial condition, including additional disclosures pertinent to recent events in the banking industry, please see our financial statements and supplemental information attached to this release.

About Burke & Herbert

Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the beliefs, goals, intentions, and expectations of the Company regarding revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected cost savings, synergies, returns, and other anticipated benefits from the integration of Summit following the recently completed merger of Summit with and into the Company; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward–looking statements speak only as of the date they are made; the Company does not assume any duty, does not undertake, and specifically disclaims any obligation to update such forward–looking statements, whether written or oral, that may be made from time to time, whether because of new information, future events, or otherwise, except as required by law. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements because of a variety of factors, many of which are beyond the control of the Company. Accordingly, you should not place undue reliance on forward-looking statements.

The risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: costs or difficulties associated with newly developed or acquired operations; risks related to our ability to successfully integrate Summit into the Company and operate the combined company; changes in general economic trends (either nationally or locally in the areas in which we conduct, or will conduct, business), including inflation, interest rates, market and monetary fluctuations; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries or declines in real estate values; changes in and compliance with federal and state laws and regulations that pertain to our business and capital levels; our ability to raise capital as needed; the effects of any cybersecurity breaches; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10–K for the year ended December 31, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and other reports the Company files with the SEC.

Burke & Herbert Financial Services Corp.
Consolidated Statements of Income (unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Interest income
Taxable loans, including fees	$103,682	$26,425	$213,400	$74,485
Tax-exempt loans, including fees	48	—	81	—
Taxable securities	10,076	8,909	29,949	28,130
Tax-exempt securities	3,135	1,376	7,052	4,243
Other interest income	1,585	562	2,886	1,858
Total interest income	118,526	37,272	253,368	108,716
Interest expense
Deposits	39,441	11,277	82,745	26,708
Short-term borrowings	3,080	3,078	10,806	10,495
Subordinated debt	2,798	—	4,658	—
Other interest expense	28	28	84	58
Total interest expense	45,347	14,383	98,293	37,261
Net interest income	73,179	22,889	155,075	71,455

Credit loss expense - loans	85	200	19,515	1,034
Credit loss expense (recapture) - off-balance sheet credit exposures	62	35	3,872	(70)
Total provision for credit losses	147	235	23,387	964
Net interest income after credit loss expense	73,032	22,654	131,688	70,491

Non-interest income
Fiduciary and wealth management	2,352	1,354	5,982	3,996
Service charges and fees	5,453	1,583	11,147	4,959
Net gains (losses) on securities	—	(1)	613	(112)
Income from company-owned life insurance	1,330	589	2,799	1,720
Other non-interest income	1,481	764	3,834	2,565
Total non-interest income	10,616	4,289	24,375	13,128

Non-interest expense
Salaries and wages	20,858	9,867	51,271	29,283
Pensions and other employee benefits	4,678	2,242	12,346	7,116
Occupancy	3,412	1,462	7,947	4,464
Equipment rentals, depreciation and maintenance	4,699	1,435	18,643	4,231
Other operating	17,179	7,417	46,216	19,042
Total non-interest expense	50,826	22,423	136,423	64,136
Income before income taxes	32,822	4,520	19,640	19,483

Income tax expense	5,200	464	3,725	1,869
Net income	27,622	4,056	15,915	17,614
Preferred stock dividends	225	—	450	—
Net income applicable to common shares	$27,397	$4,056	$15,465	$17,614

Burke & Herbert Financial Services Corp.
Consolidated Balance Sheets
(In thousands)

	September 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
Assets
Cash and due from banks	$44,902	$8,896
Interest-earning deposits with banks	246,863	35,602
Cash and cash equivalents	291,765	44,498
Securities available-for-sale, at fair value	1,436,431	1,248,439
Restricted stock, at cost	16,832	5,964
Loans held-for-sale, at fair value	4,216	1,497
Loans	5,574,037	2,087,756
Allowance for credit losses	(67,817)	(25,301)
Net loans	5,506,220	2,062,455
Other real estate owned	2,576	—
Premises and equipment, net	134,770	61,128
Accrued interest receivable	32,791	15,895
Intangible assets	61,598	—
Goodwill	32,783	—
Company-owned life insurance	182,380	94,159
Other assets	162,551	83,544
Total Assets	$7,864,913	$3,617,579

Liabilities and Shareholders’ Equity
Liabilities
Non-interest-bearing deposits	$1,392,123	$830,320
Interest-bearing deposits	5,208,702	2,171,561
Total deposits	6,600,825	3,001,881
Short-term borrowings	320,163	272,000
Subordinated debentures, net	93,532	—
Subordinated debentures owed to unconsolidated subsidiary trusts	16,950	—
Accrued interest and other liabilities	95,384	28,948
Total Liabilities	7,126,854	3,302,829

Shareholders’ Equity
Preferred stock and surplus	10,413	—
Common stock	7,767	4,000
Common stock, additional paid-in capital	400,377	14,495
Retained earnings	422,844	427,333
Accumulated other comprehensive income (loss)	(75,758)	(103,494)
Treasury stock	(27,584)	(27,584)
Total Shareholders’ Equity	738,059	314,750
Total Liabilities and Shareholders’ Equity	$7,864,913	$3,617,579

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended

Details of Net Interest Margin - Yield Percentages

	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Interest-earning assets:
Loans:
Taxable loans	7.34%	7.33%	5.41%	5.24%	5.15%
Tax-exempt loans	5.63	5.55	—	—	—
Total loans	7.34	7.33	5.41	5.24	5.15
Interest-earning deposits and fed funds sold	3.43	3.54	3.82	4.35	4.50
Securities:
Taxable securities	4.05	4.48	3.63	3.73	3.57
Tax-exempt securities	3.58	3.05	2.67	2.64	2.63
Total securities	3.91	4.05	3.43	3.50	3.37
Total interest-earning assets	6.56%	6.49%	4.66%	4.59%	4.47%

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	3.19%	3.00%	0.63%	0.61%	0.56%
Savings	1.43	1.53	1.97	1.97	1.82
Time	4.82	4.55	4.12	3.97	3.73
Total interest-bearing deposits	3.02	2.90	2.41	2.31	2.09
Borrowings:
Short-term borrowings	4.06	4.38	4.82	4.76	4.69
Subordinated debt borrowings and other	10.16	10.30	—	—	—
Total interest-bearing liabilities	3.21%	3.14%	2.71%	2.59%	2.37%

Taxable-equivalent net interest spread	3.35	3.35	1.95	2.00	2.10
Benefit from use of non-interest-bearing deposits	0.72	0.71	0.73	0.70	0.66
Taxable-equivalent net interest margin (non-GAAP1)	4.07%	4.06%	2.68%	2.70%	2.76%

Burke & Herbert Financial Services Corp.
Details of Net Interest Margin (unaudited)
For the three months ended
(In thousands)

Details of Net Interest Margin - Average Balances

	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023

Interest-earning assets:
Loans:
Taxable loans	$5,621,531	$4,481,993	$2,085,826	$2,069,738	$2,034,275
Tax-exempt loans	4,310	3,041	—	—	—
Total loans	5,625,841	4,485,034	2,085,826	2,069,738	2,034,275
Interest-earning deposits and fed funds sold	175,265	94,765	41,692	40,524	49,501
Securities:
Taxable securities	996,749	988,492	989,875	961,396	991,170
Tax-exempt securities	440,781	426,092	259,699	261,075	262,336
Total securities	1,437,530	1,414,584	1,249,574	1,222,471	1,253,506
Total interest-earning assets	$7,238,636	$5,994,383	$3,377,092	$3,332,733	$3,337,282

Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,144,567	$1,587,914	$489,779	$514,760	$537,644
Savings	1,725,387	1,480,985	922,732	920,600	952,001
Time	1,328,076	1,141,758	745,945	711,575	654,952
Total interest-bearing deposits	5,198,030	4,210,657	2,158,456	2,146,935	2,144,597
Borrowings:
Short-term borrowings	304,849	376,063	307,446	282,426	262,521
Subordinated debt borrowings and other	109,557	72,643	—	—	—
Total interest-bearing liabilities	$5,612,436	$4,659,363	$2,465,902	$2,429,361	$2,407,118

Non-interest-bearing deposits	$1,389,134	$1,207,443	$812,199	$852,120	$860,983

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023

Per common share information
Basic earnings (loss)	$1.83	$(1.41)	$0.70	$0.68	$0.55
Diluted earnings (loss)	1.82	(1.41)	0.69	0.67	0.55
Cash dividends	0.53	0.53	0.53	0.53	0.53
Book value	48.63	45.72	42.92	42.37	36.46
Tangible book value (non-GAAP1)	42.32	39.11	42.92	42.37	36.46

Balance sheet-related (at period end, unless otherwise indicated)
Assets	$7,864,913	$7,810,193	$3,696,390	$3,617,579	$3,585,188
Average interest-earning assets	7,238,636	5,994,383	3,377,092	3,332,733	3,337,282
Loans (gross)	5,574,037	5,616,724	2,118,155	2,087,756	2,070,616
Loans (net)	5,506,220	5,548,707	2,093,549	2,062,455	2,044,505
Securities, available-for-sale, at fair value	1,436,431	1,414,870	1,275,520	1,248,439	1,224,395
Intangible assets	61,598	65,895	—	—	—
Goodwill	32,783	32,783	—	—	—
Non-interest-bearing deposits	1,392,123	1,397,030	822,767	830,320	853,385
Interest-bearing deposits	5,208,702	5,242,541	2,167,346	2,171,561	2,132,233
Deposits, total	6,600,825	6,639,571	2,990,113	3,001,881	2,985,618
Brokered deposits	345,328	403,668	370,847	389,011	389,018
Uninsured deposits	1,999,403	1,931,786	700,846	677,308	670,735
Short-term borrowings	320,163	285,161	360,000	272,000	299,000
Subordinated debt, net	110,482	109,064	—	—	—
Unused borrowing capacity[3]	2,353,963	2,162,112	704,233	914,980	883,525
Total equity	738,059	693,126	319,308	314,750	270,819
Total common equity	727,646	682,713	319,308	314,750	270,819
Accumulated other comprehensive income (loss)	(75,758)	(100,430)	(100,954)	(103,494)	(146,159)

(3) Includes Federal Home Loan Bank, Borrower-in-Custody (BIC), and correspondent bank availability.

Burke & Herbert Financial Services Corp.
Supplemental Information (unaudited)
As of or for the three months ended
(In thousands, except ratios and per share amounts)

	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Income statement
Interest income	$118,526	$96,097	$38,745	$38,180	$37,272
Interest expense	45,347	36,332	16,614	15,876	14,383
Non-interest income	10,616	9,505	4,254	4,824	4,289
Total revenue (non-GAAP1)	83,795	69,270	26,385	27,128	27,178
Non-interest expense	50,826	64,432	21,165	22,300	22,423
Pretax, pre-provision earnings (non-GAAP1)	32,969	4,838	5,220	4,828	4,755
Provision for (recapture of) credit losses	147	23,910	(670)	(750)	235
Income (loss) before income taxes	32,822	(19,072)	5,890	5,578	4,520
Income tax expense (benefit)	5,200	(2,153)	678	500	464
Net income (loss)	27,622	(16,919)	5,212	5,078	4,056
Preferred stock dividends	225	225	—	—	—
Net income (loss) applicable to common shares	$27,397	$(17,144)	$5,212	$5,078	$4,056

Ratios
Return on average assets (annualized)	1.40%	(1.06)%	0.58%	0.56%	0.45%
Return on average equity (annualized)	15.20	(12.44)	6.67	7.30	5.60
Net interest margin (non-GAAP1)	4.07	4.06	2.68	2.70	2.76
Efficiency ratio	60.66	93.02	80.22	82.20	82.50
Loan-to-deposit ratio	84.44	84.59	70.84	69.55	69.35
Common Equity Tier 1 (CET1) capital ratio[2]	11.30	10.91	16.56	16.85	16.44
Total risk-based capital ratio[2]	14.34	13.91	17.54	17.88	17.48
Leverage ratio[2]	9.59	9.04	11.36	11.31	11.32

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Operating net income, adjusted diluted EPS, and adjusted non-interest expense (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Net income (loss) applicable to common shares	$27,397	$(17,144)	$5,212	$5,078	$4,056
Add back significant items (tax effected):
Listing-related	—	—	—	—	—
Merger-related	2,449	18,806	537	1,141	1,592
Day 2 non-PCD Provision	—	23,305	—	—	—
Total significant items	2,449	42,111	537	1,141	1,592
Operating net income	$29,846	$24,967	$5,749	$6,219	$5,648

Weighted average dilutive shares	15,040,145	12,262,979	7,527,489	7,508,289	7,499,278
Adjusted diluted EPS[4]	$1.98	$2.04	$0.76	$0.83	$0.75

Non-interest expense	$50,826	$64,432	$21,165	$22,300	$22,423
Remove significant items:
Listing-related	—	—	—	—	—
Merger-related	3,101	23,805	680	1,444	2,015
Total significant items	$3,101	$23,805	$680	$1,444	$2,015
Adjusted non-interest expense	$47,725	$40,627	$20,485	$20,856	$20,408

Operating net income is a non-GAAP measure that is derived from net income adjusted for significant items. The Company believes that operating net income is useful in periods with certain significant items, such as listing-related, merger-related expenses, or Day 2 non-PCD provision. The operating net income is more reflective of management’s ability to grow the business and manage expenses. Adjusted non-interest expense also removes these significant items such as listing-related and merger-related expenses. Management believes it represents a more normalized non-interest expense total for periods with identified significant items.

Total Revenue (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Interest income	$118,526	$96,097	$38,745	$38,180	$37,272
Interest expense	45,347	36,332	16,614	15,876	14,383
Non-interest income	10,616	9,505	4,254	4,824	4,289
Total revenue (non-GAAP1)	$83,795	$69,270	$26,385	$27,128	$27,178

(4) Weighted average diluted shares for Q2 2024 calculated only for computation of adjusted diluted EPS. Weighted average diluted shares for GAAP diluted EPS are the same as shares for calculating basic EPS due to the antidilutive effect of the diluted shares when considering the GAAP net loss for the quarter.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)
Total revenue is a non-GAAP measure and is derived from total interest income less total interest expense plus total non-interest income. We believe that total revenue is a useful tool to determine how the Company is managing its business and demonstrates how stable our revenue sources are from period to period.

Pretax, Pre-Provision Earnings (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Income (loss) before taxes	$32,822	$(19,072)	$5,890	$5,578	$4,520
Provision for (recapture of) credit losses	147	23,910	(670)	(750)	235
Pretax, pre-provision earnings (non-GAAP1)	$32,969	$4,838	$5,220	$4,828	$4,755

Pretax, pre-provision earnings is a non-GAAP measure and is based on adjusting income before income taxes and to exclude provision for (recapture of) credit losses. We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods.

Tangible Common Equity (non-GAAP1)
	For the three months ended
	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Common shareholders' equity	$727,646	$682,713	$319,308	$314,750	$270,819
Less:
Intangible assets	61,598	65,895	—	—	—
Goodwill	32,783	32,783	—	—	—
Tangible common equity (non-GAAP1)	$633,265	$584,035	$319,308	$314,750	$270,819
Shares outstanding at end of period	14,963,003	14,932,169	7,440,025	7,428,710	7,428,710
Tangible book value per common share	$42.32	$39.11	$42.92	$42.37	$36.46

In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength because they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive income/(loss) in stockholders' equity.

Burke & Herbert Financial Services Corp.
Non-GAAP Reconciliations (unaudited)
(In thousands, except ratios and per share amounts)

Net Interest Margin & Taxable-Equivalent Net Interest Income (non-GAAP1)
	As of or for the three months ended
	September 30	June 30	March 31	December 31	September 30
	2024	2024	2024	2023	2023
Net interest income	$73,179	$59,765	$22,131	$22,304	$22,889
Taxable-equivalent adjustments	847	688	362	365	366
Net interest income (Fully Taxable-Equivalent - FTE)	$74,026	$60,453	$22,493	$22,669	$23,255

Average interest-earning assets	$7,238,636	$5,994,383	$3,377,092	$3,332,733	$3,337,282
Net interest margin (non-GAAP1)	4.07%	4.06%	2.68%	2.70%	2.76%

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use net interest income on a fully taxable-equivalent (FTE) basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. FTE net interest income is calculated by adding the tax benefit on certain financial interest earning assets, whose interest is tax-exempt, to total interest income then subtracting total interest expense. Management believes FTE net interest income is a standard practice in the banking industry, and when net interest income is adjusted on an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income and this adjustment is not permitted under GAAP. FTE net interest income is only used for calculating FTE net interest margin, which is calculated by annualizing FTE net interest income and then dividing by the average earning assets. The tax rate used for this adjustment is 21%. Net interest income shown elsewhere in this presentation is GAAP net interest income.